EXHIBIT 3.1

SECTION 7.  Voting; Proxies; Required Vote.

(a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by the stockholder or by the stockholder's duly authorized attorney-in-fact (but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of the stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws. At all elections of directors the voting may but need not be by ballot. Except as provided in Section 11 of Article II (relating to vacancies), each director shall be elected by the vote of the majority of votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided, however, that if as of a date that is 14 calendar days in advance of the date that the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors. In the event that the election is to be determined by a plurality of the votes cast, stockholders shall be permitted only to vote “for” a nominee or to “withhold” their vote with respect to such nominee. In the event that the election is to be determined by a majority of the votes cast, stockholders shall be permitted to vote “for” or “against” a nominee and, for purposes of the election of a director, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If, at a meeting for the election of directors at which directors will be elected by a majority of the votes cast, an incumbent director fails to be elected, any such director shall tender his or her resignation to the Board within 30 days from the date of the certification of the election results. The Nominating & Governance Committee of the Board will consider what it deems to be the relevant facts and circumstances and make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating & Governance Committee’s recommendation and any other facts or circumstances it deems to be relevant, and publicly disclose its decision and the rationale underlying it within 90 days from the date of the certification of the election results.  A tender of resignation pursuant to this section shall be delivered to the Board, and the resignation shall be effective when accepted by the Board, notwithstanding anything in Section 10 of Article II to the contrary.  In the event that the Board acts to accept a tendered resignation, the Board may act to fill the vacancy created by the resignation in accordance with Section 11 of Article II, or the Board may act to reduce the size of the Board in accordance with Section 2(A) of Article II.  Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

(b) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(c) Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter, and the affirmative vote of the majority of shares of that class or classes present in person or represented by proxy at the meeting shall be the act of that class or classes, unless otherwise provided in the Corporation's Certificate of Incorporation.